SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2001

Wolverine World Wide, Inc.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-6024 (Commission File Number)	38-1185150 (IRS Employer Identification no.)

9341 Courtland Drive Rockford, Michigan (Address of principal executive offices)		49351 (Zip Code)

Registrant's telephone number,
including area code:  (616) 866-5500

Item 7.          Financial Statements Pro Forma Financial Information and Exhibits.

                          (c) Exhibits:

                    99.1          Wolverine World Wide, Inc. Press Release dated February 7, 2001.

Item 9.          Regulation FD Disclosure.

                    On February 7, 2001, Wolverine World Wide, Inc. issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference. This Report and the Exhibit are furnished, not filed.

Forward Looking Statements

          The conference call and materials referenced in the Exhibit contain forward-looking statements, including those relating to future sales, earnings, margins and benefits from the sourcing and factory realignment. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in consumer preferences or spending patterns; cost and availability of inventories; the impact of competition and pricing; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized .

Dated: February 7, 2001	WOLVERINE WORLD WIDE, INC. (Registrant)

By: /s/ Blake W. Krueger
Blake W. Krueger Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Wolverine World Wide, Inc. Press Release dated February 7, 2001.